Exhibit 10.6

DILA CAPITAL Acquisition Corp.

1395 Brickell Avenue, Suite 950

Miami, FL 33131

June 14, 2021

DILA Capital Sponsor Group, LLC

1395 Brickell Avenue, Suite 950

Miami, FL 33131

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of DILA Capital Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), DILA Capital Sponsor Group, LLC (the “Sponsor”) shall make available, or cause to be made available, to the Company certain office space, utilities and administrative support as may be reasonably required by the Company from time to time. In exchange therefor, the Company shall pay the Sponsor the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest, cause of action or claim of any kind (each, a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO for the benefit of the public stockholders of the Company and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature Page Follows]

Very truly yours,

DILA CAPITAL ACQUISITION CORP.

By:	/s/ Eduardo Clave
Name: Eduardo Clave
Title: Chairman and CEO

AGREED TO AND ACCEPTED BY:

DILA CAPITAL SPONSOR GROUP, LLC

By:	/s/ Eduardo Clave
Name: Eduardo Clave
Title: Sole Manager

[Signature Page to Administrative Services Agreement]